UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2011
_______________________

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 Roselle Street, Suite 100
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2011, the Board of Directors, or the Board, of TearLab Corporation, or the Company, increased the authorized number of directors comprising the Board from seven (7) directors to eight (8).  At the same time, the Board appointed Tom Davidson, Jr. to serve as a director on the Board, as well as to the Audit Committee of the Board, the Compensation Committee of the Board and the Corporate Governance and Nominating Committee of the Board.  His term will continue until his successor is duly elected and qualified.  As a result, the Board now consists of Tom Davidson, Jr., Brock Wright, Paul Karpecki, Elias Vamvakas, Richard L. Lindstrom, Adrienne L. Graves, Donald Rindell and Anthony Altig.

In connection with his appointment to the Board, Mr. Davidson, Jr. will receive an option to purchase 15,000 shares of the Company’s common stock under the Company’s 2002 Stock Option Plan, as amended in 2008, or the Plan, at an exercise price equal to the greater of (1) the market price of the underlying shares on the date of grant, as determined pursuant to the TSX rules, or (2) the “Fair Market Value” of the underlying shares on the date of grant, calculated in accordance with the provisions of the Plan.

Mr. Davidson, Jr. is the son of Thomas N. Davidson, Sr., who retired from the Board on September 9, 2010.   For information regarding a transaction between Mr. Davidson, Sr. and the Company, please see the Company’s 8-K filing dated November 25, 2009, which information is incorporated herein by reference.  The transaction was subsequently approved by the shareholders of the Company, as reported in the Company’s 8-K filing dated March 3, 2010, which information is incorporated herein by reference.

On January 27, 2011, the Compensation Committee approved the annual salary and targeted bonus for Elias Vamvakas, the Company’s Chief Executive Officer.  The approved annual salary and targeted bonus is effective as of January 1, 2011.  For 2011, Mr. Vamvakas will receive a base salary of $240,000 and will be eligible for a targeted bonus of $120,000 based on performance criteria to be determined by the Board.  Mr. Vamvakas’s prior compensation for the six months ending December 31, 2009, and the full year of 2010 was paid to Mr. Vamvakas in the form of options to purchase Company stock.  However, Mr. Vamvakas’s compensation for 2011 will be paid in cash.  Mr. Vamvakas will continue to receive employee benefits consistent with the benefits paid to Mr. Vamvakas by the Company during 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  January 31, 2011